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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  JANUARY 6, 2005

POWERCOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-30709	23-2582701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Canfield Road La Vernia, Texas	78121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 830 779-5223

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 8.01 - OTHER EVENTS

Effective January 1, 2006 the Registrant restructured its subsidiary operations:

PowerCold Technology, LLC will remain a wholly owned subsidiary of the Registrant and hold title to all of the intellectual property as well as licensing of such intellectual property.

Three of the Registrant’s wholly owned subsidiaries, namely PowerCold Products, Inc., PowerCold International, Ltd. and PowerCold Energy Systems, Inc., have been terminated and the assets transferred to the Registrant.

Effective December 31, 2005, PowerCold Corporation disposed of its interest in PowerCold ComfortAir Solutions, Inc. to Comfort Air Solutions, Inc., a Florida Company.  Comfort Air Solutions, Inc. acquired 100% of the Registrant’s shares of PowerCold ComfortAir Solutions, Inc. common stock. Comfort Air Solutions is owned by previous employees of PowerCold ComfortAir Solutions, Inc. Also included as part of the transaction were a Technology License Agreement and a Trademark License Agreement. The net purchase price for the Common Stock was $355,135.00.

In addition, Comfort Air Solutions, Inc. is required to pay PowerCold the greater of a Royalty Fee of Ten Percent (10%) on the Net Sales Value on the use of any and all Patents and Intellectual Property or two percent (2%) of the Net Sales Value on all sales invoices of Comfort Air Solutions, Inc., in accordance with the terms and conditions of the Technology License Agreement.

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERCOLD CORPORATION

/s/ Francis L. Simola

___________________________

Francis L. Simola

Chairman and CEO

Date:  JANUARY 6, 2006